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Exhibit 10.10

FIRST REGIONAL BANCORP/ FIRST REGIONAL BANK
1990 DEFERRED COMPENSATION PLAN
PARTICIPATION FORM

        As an employee or a director, or both, of First Regional Bancorp and/or First Regional Bank, and pursuant to the terms of the First Regional Bancorp/ First Regional Bank Deferred Compensation Plan (the "Plan"), the undersigned hereby elects to defer the following percentages, or specified amounts, of each payment of the following types of Compensation:

Salary (not more than 50%):	% or $
Bonus Compensation (any amount):	% or $
Directors' Fees (any amount):	% or $

to be paid to him/her by First Regional Bancorp and/or First Regional Bank for his/her services to be rendered during the Fiscal Year beginning January 1                         . *

*
[Jack A. Sweeney, Chairman and Chief Executive Officer, has elected to defer $2,000 per month of his salary. H. Anthony Gartshore, President, has elected to defer $3,000 per month of his salary. Lawrence J. Sherman, Vice Chairman of the Board, has elected to defer $2,000 per month of his board of director fees.]

        Notwithstanding the foregoing, this deferral election relates only to amounts which have not already been paid or become payable as of this date of this election.

        The Plan provides for lump sum distribution of the entire amount credited to the undersigned upon the death, disability, retirement or other termination of service of the undersigned, or upon a change in the Employer's business through a merger, consolidation, or transfer of substantially all the assets of First Regional Bancorp and/or First Regional Bank. However, by checking the box below, the undersigned elects to receive his or her distribution in 96 equal monthly installments of the entire amount credited to the undersigned as augmented by any interest or other earnings thereon upon, but only upon the undersigned's retirement or other termination of service other than by death, disability or a change in the Employer's business.

        The undersigned further designates the following person(s) as beneficiary of his/her interest in the Plan in the event of his/her death before receiving distribution of his/her entire interest in the Plan:

Primary Beneficiary
1st Contingent Beneficiary
2nd Contingent Beneficiary
Dated	,
☐	☐	I do/do not want the 96 monthly payment option.
Yes	No
Sign Name
Participant (Print Name)

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  Exhibit 10.10